Joint Filer Information

Each of the following joint filers has designated Crestview Partners GP, L.P. as the “Designated Filer” for purposes of the attached Form 4:

1.	Crestview Partners, L.P.
c/o Crestview Partners, GP, L.P.
667 Madison Avenue
New York , NY 10065

2.	Crestview Offshore Holdings (Cayman), L.P.
c/o Crestview Partners, GP, L.P.
667 Madison Avenue
New York , NY 10065

3.	Crestview Partners (PF), L.P.
c/o Crestview Partners, GP, L.P.
667 Madison Avenue
New York , NY 10065

4.	Crestview Holdings (TE), L.P.
c/o Crestview Partners, GP, L.P.
667 Madison Avenue
New York , NY 10065

5.	Crestview Partners (ERISA), L.P.
c/o Crestview Partners, GP, L.P.
667 Madison Avenue
New York , NY 10065

6.	Forest Holdings LLC
c/o Crestview Partners, GP, L.P.
667 Madison Avenue
New York , NY 10065

7.	Forest Holdings (ERISA) LLC
c/o Crestview Partners, GP, L.P.
667 Madison Avenue
New York , NY 10065

Issuer and Ticker Symbol: FBCM

Date of Event Requiring Statement: June 16, 2009

CRESTVIEW PARTNERS, L.P. CRESTVIEW OFFSHORE HOLDINGS (CAYMAN), L.P. CRESTVIEW PARTNERS (PF), L.P. CRESTVIEW HOLDINGS (TE), L.P. CRESTVIEW PARTNERS (ERISA), L.P.
By:	Crestview Partners GP, L.P., as General Partner

	By:	Crestview, L.L.C., as General Partner

		By:	/s/ Thomas S. Murphy Jr.
Name: Thomas S. Murphy Jr.

FOREST HOLDINGS LLC

By:	Crestview Partners, L.P., as Member

	By:	Crestview Partners GP, L.P., as General Partner

		By:	Crestview, L.L.C., as General Partner

			By:	/s/ Thomas S. Murphy Jr.
Name: Thomas S. Murphy Jr.

FOREST HOLDINGS (ERISA) LLC

By:	Crestview Partners (ERISA), L.P., as Sole Member

	By:	Crestview Partners GP, L.P., as General Partner

		By:	Crestview, L.L.C., as General Partner

By:	/s/ Thomas S. Murphy Jr.
Name: Thomas S. Murphy Jr.